EXHIBIT 10.6

MUTUAL RELEASE AGREEMENT

THIS MUTUAL RELEASE AGREEMENT (“Agreement”) is entered into on this December 13, 2005 between SRI/Surgical Express, Inc. f/k/a Sterile Recoveries, Inc. (“SRI”) and Coastal Hillsborough Partners, LLP (“Coastal”), individually and on behalf of their agents, representatives and attorneys, who shall collectively be referred to from time to time herein as the “Parties” and who may individually be referred to from time to time as a “Party,” as the context indicates.

WHEREAS the Parties are currently engaged in a lawsuit pending in the Circuit Court of the Thirteenth Judicial Circuit in and for Hillsborough County, Florida styled as SRI/Surgical Express, Inc. f/k/a Sterile Recoveries, Inc. v. Coastal Hillsborough Partners, LLP (Case No. 04-04193-H), which shall hereinafter be referred to as the “Litigation;”

WHEREAS the Parties agreed at a Court ordered mediation held on October 14, 2005 to terms settling all aspects of the Litigation as well as all other claims and disputes existing between the Parties including, but not limited to, all disputes related to the leased property that is the subject of the Litigation located at 12425 Race Track Road, Tampa, Florida, and which shall hereinafter be referred to as the “Property;” and

WHEREAS, pursuant to the mediation settlement and a Purchase and Sale Agreement dated December 13, 2005 (the “Purchase Agreement”), SRI is purchasing the Property from Coastal and this Agreement shall be executed and effective as of the closing of the conveyance.

NOW THEREFORE, in consideration of the above recitals, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged as in hand paid, the Parties, intending to be legally bound, agree as follows:

1. The Parties acknowledge and agree that the above recitals are true and correct and are a material part hereof.

2. SRI, for itself and its successors, assigns, representatives, personal representatives, estates, partners, shareholders, subsidiaries, members, affiliates, parent companies, related companies, predecessors, assignors, assignees, principals, attorneys, employees, officers, directors and agents of any and all kind (“SRI Releasing Party”), does hereby, now and forever, fully and finally release, acquit and discharge Coastal and its successors, assigns, partners, members, representatives, attorneys, employees, former employees, present and former officers, present and former directors, principals, present and former shareholders, subsidiaries, affiliates, parent companies, predecessors, assignors, assignees, predecessors, tenants, related companies and agents of any and all kind (“SRI Released Party”) from any and claims, damages, demands, actions, liabilities, responsibilities, causes of action, rents, covenants, suits, and any and all liability of any nature, known and unknown which the SRI Releasing Party now has, might have or might claim to have in the future against the SRI Released Party resulting from any and all contacts, leases, contracts, relationships, transactions, obligations and dealings that have occurred or were undertaken between the Parties prior to the date hereof, including, but not limited to, all claims brought or that could have been brought in connection with the Litigation.

3. Coastal, for itself and its successors, assigns, representatives, personal representatives, estates, partners, shareholders, subsidiaries, members, affiliates, parent companies, related companies, predecessors, assignors, assignees, principals, attorneys, employees, officers, directors and agents of any and all kind (“Coastal Releasing Party”), does hereby, now and forever, fully and finally release, acquit and discharge SRI and its successors, assigns, partners, members, representatives, attorneys, employees, former employees, present and former officers, present and former directors, principals, present and former shareholders, subsidiaries, affiliates, parent companies, predecessors, assignors, assignees, predecessors, tenants, related companies and agents of any and all kind (“Coastal Released Party”) from any and claims, damages, demands, actions, liabilities, responsibilities, causes of action, rents, covenants, suits, and any and all liability of any nature, known and unknown which the Coastal Releasing Party now has, might have or might claim to have in the future against the Coastal Released Party resulting from any and all contacts, leases, contracts, relationships, transactions, obligations and dealings that have occurred or were undertaken between the Parties prior to the date hereof including, but not limited to, all claims brought or that could have been brought in connection with the Litigation.

4. Nothing in this Agreement releases any Party from liability for its obligations under the Purchase Agreement, the transaction documents contemplated by the Purchase Agreement, or the transactions contemplated by the Purchase Agreement.

5. Upon execution of this Agreement, the Parties shall immediately instruct their attorneys to dismiss the Litigation with prejudice and to submit an Order of dismissal to the Court. Each party to the Litigation shall bear its own costs and attorneys’ fees.

6. The Parties agree that this Agreement shall not be construed against any one Party hereto, regardless of which Party primarily prepared or drafted the Agreement.

7. This Agreement may be executed in counterpart and a copy shall be considered as good and as enforceable as an original, for all purposes.

[Signature lines begin on the following page.]

IN WITNESS WHEREOF, the Parties have executed this Mutual Release Agreement as of the date and year of the last Party to execute this Agreement.

SRI/SURGICAL EXPRESS, INC.		COASTAL HILLSBOROUGH
f/k/a STERILE RECOVERIES, INC.		PARTNERS, LLP

By:	/S/ WALLACE D. RUIZ	By:	/S/ JOEL TRAUB
	Wallace D. Ruiz, Senior Vice President and Chief Financial Officer	Its:	Partner

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Wallace D. Ruiz as Senior Vice President and Chief Financial Officer of SRI/Surgical Express, Inc. f/k/a Sterile Recoveries, Inc., who is personally known to me and who has said that he has executed the foregoing Mutual Release Agreement voluntarily and of his/her own free will.

WITNESS my hand and official seal in the County and State last aforesaid this 13th day of December, 2005.

/S/ DENISE K. SKILLMAN
NOTARY PUBLIC

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State and County aforesaid to take acknowledgments, personally appeared Joel Traub as an officer and representative of Coastal Hillsborough Partners, LLP, who is personally known to me or who has produced Drivers License of Florida as valid and lawful identification and who has said that he has executed the foregoing Mutual Release Agreement voluntarily and of his/her own free will.

WITNESS my hand and official seal in the County and State last aforesaid this 12th day of December, 2005.

/S/ TROY PERDUE
NOTARY PUBLIC

5